Exhibit 10.6

FIFTH AMENDMENT
TO THE
M/I HOMES, INC. 401(k) PROFIT SHARING PLAN

(As Restated Effective as of January 1, 1997)

WHEREAS, M/I Homes, Inc. (the “Sponsor”) sponsors the M/I Homes, Inc. 401(k) Profit Sharing Plan (the “Plan”); and

WHEREAS, the Plan provides that the Sponsor may amend the Plan; and

WHEREAS, the Plan has been amended and restated effective as of January 1, 1997, and further amended by the First, Second, Third and Fourth Amendments, and by an unnumbered amendment to conform the Plan to the final regulations under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Sponsor desires to amend the Plan in order to adopt certain administrative provisions;

NOW THEREFORE, the Plan shall be amended as follows:

1. The first paragraph of Section 3.03(c) shall be deleted in its entirety and shall be restated as follows, effective on and after January 1, 2006:

(c) For the purpose of this section, the “deferral percentage” for eligible Highly-Compensated Employees and eligible Non-Highly-Compensated Employees is the average of the ratios (calculated separately for each person in either the Highly or Non-Highly-Compensated Employee group) of (i) the Section 401(k) Contributions paid under the Plan on behalf of each such eligible Employee for the applicable Plan Year, excluding (A) amounts treated as excess Annual Additions pursuant to Section 3.02; and (B) amounts that do not satisfy the requirements of Treasury Regulation 1.401(k)-1(b)(4), but including (C) contributions described in Sections 2.01 and 2.02(b) of the Plan, to (ii) the Employee’s Compensation for the period during the applicable Plan Year that the Employee was a Participant.

2.  The last sentence of the first paragraph of the definition of "Compensation" set forth in Section 21 shall be deleted and the following shall be substituted, effective on and after January 1, 2006:

Notwithstanding the foregoing, the definition of Compensation set forth above will exclude overtime, except for overtime payments paid to salaried non-exempt employees as defined by the Employer pursuant to the Fair Labor Standards Act, 29 USC 201, et. seq., and the regulations thereunder.

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IN WITNESS WHEREOF, the Sponsor has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

                                        M/I HOMES, INC.

Date:	By:

Name:

Title: